UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2024

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Reinsurance Group of America, Incorporated (the “Company”) appointed Axel André as Executive Vice President, Chief Financial Officer effective August 5, 2024. Todd Larson resigned as Senior Executive Vice President and Chief Financial Officer on such date and will remain employed by the Company until December 31, 2024, serving as Special Advisor to Tony Cheng, the Company’s President and Chief Executive Officer.

Mr. André, 48, has served as the Company’s Executive Vice President, Finance since June 24, 2024. He served as Executive Vice President and Chief Financial Officer of American Equity Investment Life Holding Company from September 2021 until May 2024 and was Executive Vice President and Chief Financial Officer of Jackson Financial Inc. from February 2020 until February 2021. Mr. André served in various roles at AIG Life & Retirement (now Corebridge Financial) from 2013 until 2020 and was previously Managing Director, Global Insurance Strategies at Goldman, Sachs & Co. He received a M.Sci from Imperial College (University of London) and a PhD in Physics from Harvard University.

Pursuant to an offer letter between the Company and Mr. André (the “Offer Letter”) he will receive an annual salary of $750,000. He will participate in the Company’s Annual Bonus Plan (“ABP”) and his target bonus will be 150% of his annual salary. The potential amount of the ABP payout in 2024 will be prorated based on his start date. All potential payouts under ABP awards will range from zero to a maximum of two times the target bonus. The terms and conditions of the Company’s current ABP were previously reported under “Compensation Discussion and Analysis” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2024 (the “Compensation Disclosures”).

The Offer Letter also provides that Mr. André will participate in the Company’s long-term incentive program and his target award grant will be 400% of base salary. Due to the timing of his start date, Mr. André was granted a one-time award of: restricted stock units valued at $750,000 and stock appreciation rights valued at $750,000, with each award vesting in part over time until December 31, 2026. He also received a one-time restricted stock unit award valued at $1,000,000, with such award vesting in full on July 24, 2027. The terms and conditions of prior Company long-term incentive awards were previously reported in the Compensation Disclosures. The Company’s future proxy statements will provide descriptions of any changes to the Company’s long-term incentive awards.

The foregoing description of Mr. André’s compensation does not purport to be complete and is qualified in its entirety by reference to (i) the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), (ii) the Stock Appreciation Rights Award Agreement, which is filed as Exhibit 10.2 to this Current Report, (iii) the Restricted Stock Unit Agreement, which is filed as Exhibit 10.3 to this Current Report and (iv) the Restricted Stock Unit Agreement, which is filed as Exhibit 10.4 to this Current Report, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

10.1	Offer Letter, dated April 25, 2024, between the Company and Axel André.

10.2	Stock Appreciation Rights Award Agreement, dated July 24, 2024 between the Company and Axel André.

10.3	Restricted Stock Unit Agreement, dated July 24, 2024 between the Company and Axel André.

10.4	Restricted Stock Unit Agreement, dated July 24, 2024, between the Company and Axel André.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: August 5, 2024	By:	/s/ Axel André
Axel André
Executive Vice President, Chief Financial Officer